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                                                                     EXHIBIT 3.1

                           FIFTH AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  VIRAGE, INC.

                        Pursuant to Sections 242 and 245
                        of the General Corporation Law of
                              the State of Delaware

        Virage, Inc. (hereinafter called the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

        At a meeting of the Board of Directors of the Corporation a resolution was duly adopted, pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, setting forth a Fifth Amended and Restated Certificate of Incorporation of the Corporation and declaring said Fifth Amended and Restated Certificate of Incorporation to be advisable. The stockholders of the Corporation duly approved said proposed Fifth Amended and Restated Certificate of Incorporation by written consent in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, and written notice of such consent has been given to all stockholders who have not consented in writing to said amendment. The resolution setting forth the Fifth Amended and Restated Certificate of Incorporation is as follows:

        RESOLVED: That the Certificate of Incorporation of the Corporation, which was originally filed with the Secretary of State of the State of Delaware on March 29, 1995, be and hereby is amended and restated in its entirety so that the same shall read as follows:

               FIRST: The name of the Corporation is:

                                  Virage, Inc.

               SECOND: The address of its registered office in the State of Delaware is 15 East North Street in the City of Dover, County of Kent. The name of its registered agent at such address is Incorporating Services, Ltd.


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               THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

               FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 40,000,000 shares of Common Stock, $0.001 par value per share ("Common Stock") and (ii) 22,092,404 shares of Preferred Stock, $0.001 par value per share ("Preferred Stock") of which 4,133,334 shares of such Preferred Stock are designated Series A Convertible Preferred Stock, 3,064,385 shares of such Preferred Stock are designated Series B Convertible Preferred Stock, 4,477,612 shares of such Preferred Stock are designated Series C Convertible Preferred Stock, 3,000,000 shares of such Preferred Stock are designated Series D Convertible Preferred Stock and 7,417,073 shares of such Preferred Stock are designated Series E Convertible Preferred Stock.

        For purposes of this Article the following definitions shall apply:

               (a) "Junior Stock" shall mean all Common Stock and any other capital stock of this corporation other than the Preferred Stock.

               (b) "Subsidiary" shall mean any corporation at least 50% of whose outstanding voting shares shall at the time be owned by this corporation or by one or more of such subsidiaries.

        The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.      COMMON STOCK.

        1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

        2. Voting. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

        The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

        3. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then-outstanding Preferred Stock.

        4. Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the


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Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

B. SERIES A, SERIES B, SERIES C, SERIES D AND SERIES E CONVERTIBLE PREFERRED STOCK.

        Four million one hundred thirty-three thousand three hundred and thirty-four (4,133,334) shares of the authorized and issued Preferred Stock of the Corporation are hereby designated "Series A Convertible Preferred Stock" (the "Series A Preferred"), Three million sixty-four thousand three hundred eighty-five (3,064,385) shares of the authorized and issued Preferred Stock of the Corporation are hereby designated "Series B Convertible Preferred Stock" (the "Series B Preferred"), Four million four hundred seventy-seven thousand six hundred twelve (4,477,612) shares of the authorized and issued Preferred Stock of the Corporation are hereby designated "Series C Convertible Preferred Stock" (the "Series C Preferred"), Three million (3,000,000) shares of the authorized and issued Preferred Stock of the Corporation are hereby designated "Series D Convertible Preferred Stock" (the "Series D Preferred") and Seven million four hundred seventeen thousand seventy-three (7,417,073) shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated "Series E Convertible Preferred Stock" (the "Series E Preferred") with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations.

        1. Dividends.

               (a) Dividend Rate. The Series A Preferred will be entitled to a current dividend preference as described herein at a rate of $0.06 per share per annum (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares). The Series B Preferred will be entitled to a current dividend preference as described herein at a rate of $0.104 per share per annum (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares). The Series C Preferred will be entitled to a current dividend preference as described herein at a rate of $0.1072 per share per annum (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares). The Series D Preferred will be entitled to a current dividend preference as described herein at a rate of $0.1376 per share per annum (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares). The Series E Preferred will be entitled to a current dividend preference as described herein at a rate of $0.2624 per share per annum (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares).

               (b) Dividend Priority. The corporation shall make no distribution to the holders of the Junior Stock except as permitted by this Section. "Distribution" in this Section means the transfer of cash or property without consideration, whether by payment of a dividend or otherwise (except a dividend in shares of the corporation), or the purchase or redemption of shares of the corporation for cash or property, but does not include repurchase of shares from a terminated employee or consultant of the corporation within the terms of an agreement applicable to such an employee or consultant providing for such repurchase. The corporation shall make no distributions to the holders of the Junior Stock in any fiscal year unless and until dividends have been declared and paid on the Series A Preferred, the Series B Preferred, the


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Series C Preferred, the Series D Preferred and the Series E Preferred at the
rate specified in Section 1(a) for the entire fiscal year. In addition, the holders of any Series of Preferred Stock other than the Series A Preferred, the Series B Preferred, the Series C Preferred, the Series D Preferred and the Series E Preferred shall be entitled to dividends if and only if all holders of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred receive dividends pro rata based on the dividend rate per share of each such respective series as set forth in Section 1(a). If the corporation has paid the holders of the Series A Preferred, the Series B Preferred, the Series C Preferred, the Series D Preferred and the Series E Preferred the full amounts as described in the preceding sentences and shall elect to declare additional dividends in any fiscal year out of funds legally available therefor, any remaining dividends shall be declared and paid on the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Common Stock, with each share of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred receiving the same dividend as that paid on the number of shares of Common Stock (including fractions of a share) into which such share of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred is then convertible.

               (c) Dividends on Conversion. Upon conversion of a share of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred into Common Stock, all declared but unpaid dividends on each share of Preferred Stock so converted, shall be payable by the corporation to the holder of such share based on the dividend price per share of each such respective series as set forth above.

        2. Liquidation.

               (a) Liquidation Preference.

                      (i) In the event of any liquidation, dissolution or winding up of the corporation, either voluntary or involuntary, then the holders of the Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any assets of the corporation to the holders of Junior Stock by reason of their ownership thereof, the amount of $.75 for each share of Series A Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares), the amount of $1.30 for each share of Series B Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares), the amount of $1.34 for each share of Series C Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares), the amount of $1.72 for each share of Series D Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares), and the amount of $3.28 for each share of Series E Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares), respectively, plus an amount equal to the total of all declared but unpaid dividends on the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred, respectively. If upon occurrence of such event, the assets thus distributed among the holders of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred as set forth above shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets of the corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred, Series B


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Preferred, Series C Preferred, Series D Preferred and Series E Preferred
according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

                      (ii) After payment has been made to the holders of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred of the full preferential amount to which they shall be entitled as aforesaid, the holders of Common Stock, the holders of Series A Preferred, the holders of Series B Preferred, the holders of Series C Preferred and the holders of Series E Preferred shall be entitled to receive all remaining assets of the corporation available for distribution, pro rata based on the number of shares of Common Stock held by each (assuming conversion of all shares of Preferred Stock), until the holders of Series E Preferred shall have received with respect to each share of Series E Preferred total payments under this
Section 2, including payments made pursuant to Section (a)(i) above, in an amount equal to $5.576 per share (as adjusted for stock splits, stock dividends, recapitalizations and the like).

                      (iii) After payment has been made to the holders of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred of the full preferential amounts to which they shall be entitled as aforesaid, the holders of Common Stock, the holders of Series A Preferred, the holders of Series B Preferred and the holders of Series C Preferred shall be entitled to receive all remaining assets of the corporation available for distribution, pro rata based on the number of shares of Common Stock held by each (assuming conversion of all shares of Preferred Stock).

               (b) Liquidation Events. For purposes of this Section 2, a liquidation, dissolution, or winding up of the corporation shall be deemed to include, (i) the corporation's sale of all or substantially all its assets, (ii) the merger or consolidation of the corporation into or with any other corporation if the holders of the outstanding shares of the corporation prior to such merger or consolidation do not retain a majority of the voting power of the surviving corporation or, (iii) the sale or transfer by the shareholders of the corporation in a single transaction or series of related transactions of securities representing a majority of the voting power of the corporation. For purposes of clause (ii) above, the exchange of securities of the surviving corporation for securities of the corporation shall be deemed to constitute the distribution of assets of the corporation upon liquidation, dissolution or winding up. Nothing contained in this subsection (b) shall limit the right of a holder of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred to convert such shares into Common Stock prior to the effective date of any such transaction.

               (c) Determination of Value. The fair value of the assets to be distributed or exchanged in such event shall be determined by the Board of Directors of the corporation, in good faith provided that any securities to be delivered to the holders of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Common Stock under Section 2(a) above shall be valued as follows:

                      (A) Securities that do not constitute "restricted stock," as such term is defined in Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended:


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                             (i) If traded on a securities exchange, the value
shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) days prior to the closing;

                             (ii) If actively traded over-the-counter, the value
shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) days prior to the closing;

                             (iii) If there is no active public market, the
value shall be the fair market value thereof, as mutually determined by the corporation and the holders of not less than a majority of the then outstanding shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred voting together as a single class;

                             (iv) If fair market value cannot be determined
pursuant to clause (iii) as set forth above, the corporation and the holders of not less than a majority of the then outstanding shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred, voting together as a single class, shall each appoint one (1) independent third party and such persons shall in turn select a third person which group of three persons shall then determine the fair market value thereof.

                      (B) The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined as set forth above in clauses (i) or (ii) to reflect the appropriate fair market value thereof, as mutually determined by the corporation and the holders of a majority of the then outstanding shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred voting together as a single class or if applicable, shall be in accordance with clauses (iii) or (iv), giving appropriate weight to such restriction.

        3. Redemption.

               (a) Redemption Rights. At any time on or after October 9, 2006, the holders of at least 67% of the then outstanding shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred voting together as a single class may request in writing the redemption of all outstanding shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred and the corporation shall redeem such shares pursuant to the schedule set forth below. In the event such notice of redemption is given, during each calendar quarter commencing with the first calendar quarter which begins after such request is made, the corporation shall redeem during each such quarter 1/12th of the shares of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred, respectively, which were outstanding on the first day of the first calendar quarter in which the redemptions of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred, respectively, are required. After the holders give the notice requiring redemption, they shall continue to be entitled to all rights as holders of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred, respectively, until such shares are redeemed in accordance with the procedures specified below.


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               (b) Availability of Funds. Notwithstanding the provisions of subsection (a), the corporation will not be required to redeem shares in any quarter to the extent funds are not legally available. If funds are not legally available to consummate a redemption under subsection (a), the corporation shall redeem the maximum number of shares for which funds are legally available and will continue to do so each calendar quarter thereafter until the total number of shares of Series A Preferred, Series B Preferred. Series C Preferred, Series D Preferred and Series E Preferred that it has redeemed is equal to the total number of shares that it would have redeemed at such time as if it had redeemed in accordance with the provisions of subsection (a).

               (c) Redemption Price and Allocation. The redemption price per share for the Series A Preferred shall be $0.75 in cash per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares), plus an amount equal to all declared but unpaid dividends on the shares being redeemed. The redemption price per share for the Series B Preferred shall be $1.30 in cash per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares), plus an amount equal to all declared but unpaid dividends on the shares being redeemed. The redemption price per share for the Series C Preferred shall be $1.34 in cash per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares, plus an amount equal to all declared but unpaid dividends on the shares being redeemed). The redemption price per share for the Series D Preferred shall be $1.72 in cash per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares), plus an amount equal to all declared but unpaid dividends on the shares being redeemed. The redemption price per share for the Series E Preferred shall be $3.28 in cash per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares), plus an amount equal to all declared but unpaid dividends on the shares being redeemed. Redemption of less than all of the then outstanding shares of Series A Preferred shall be pro rata among the holders of Series A Preferred (as to the number of shares held on the date of redemption) so that each holder has redeemed the same percentage of the total shares of Series A Preferred held by it. Redemption of less than all of the then outstanding shares of Series B Preferred shall be pro rata among the holders of Series B Preferred (as to the number of shares held on the date of redemption) so that each holder has redeemed the same percentage of the total shares of Series B Preferred held by it. Redemption of less than all of the then outstanding shares of Series C Preferred shall be pro rata among the holders of Series C Preferred (as to the number of shares held on the date of redemption) so that each holder has redeemed the same percentage of the total shares of Series C Preferred held by it. Redemption of less than all of the then outstanding shares of Series D Preferred shall be pro rata among the holders of Series D Preferred (as to the number of shares held on the date of redemption) so that each holder has redeemed the same percentage of the total shares of Series D Preferred held by it. Redemption of less than all of the then outstanding shares of Series E Preferred shall be pro rata among the holders of Series E Preferred (as to the number of shares held on the date of redemption) so that each holder has redeemed the same percentage of the total shares of Series E Preferred held by it.

               (d) Redemption Procedures. The corporation shall give notice by certified mail, postage prepaid, return receipt requested, to the holders of record of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and/or Series E Preferred being redeemed of any redemption, such notice to be addressed to each holder at the address shown in the corporation's records which notice shall specify the date of redemption, the number of shares of Series A


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Preferred, Series B Preferred, Series C Preferred, Series D Preferred and/or
Series E Preferred of the holder to be redeemed and the date on which conversion rights terminate. Such notice shall be given no more than sixty (60) but no less than thirty (30) days prior to the date fixed for redemption. On or after the date of redemption as specified in such notice, each holder shall surrender his certificate (or comply with applicable lost certificate provisions) for the number of shares to be redeemed as stated in the notice (except that such number of shares shall be reduced by the number of shares which have been converted pursuant to Section 4 hereof between the date of notice and the date on which conversion rights terminate) to this corporation at the place specified in such notice. If less than all of the shares represented by such certificate are redeemed, a new certificate shall forthwith be issued for the unredeemed shares. Provided such notice is duly given, and provided that on the redemption date specified there shall be a source of funds legally available for such redemption and funds necessary for the redemption shall have been deposited in a bank or trust company ten business days prior to the redemption date as hereinafter provided, then all rights with respect to such shares shall, after the specified redemption date, terminate, whether or not said certificates have been surrendered, excepting only in the latter instance the right of the holder to receive the redemption price thereof, without interest, upon such surrender (or compliance with lost certificate provisions).

               (e) Bank Deposit. On or prior to the close of business on the tenth business day preceding the date of redemption, the corporation shall deposit the redemption price of all shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred designated for redemption in said notice and not yet converted with a bank or trust company having aggregate capital and surplus in excess of $100,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet converted with irrevocable instructions and authority to the bank or trust company to pay, on or promptly after the redemption date, the redemption price to the respective holders upon surrender of their stock certificates. Contemporaneously, the corporation shall furnish such holders evidence of such deposit and instructions. Any monies deposited by the corporation pursuant hereto for the redemption of shares thereafter converted into shares of Common Stock pursuant to Section 4 hereof no later than the last business day preceding the date of redemption, shall be returned to the corporation forthwith upon such conversion. The balance of any monies deposited by the corporation pursuant hereto remaining unclaimed at the expiration of one
(1) year following the date of redemption shall thereafter be returned to the corporation upon its request expressed in a resolution of its Board of Directors. The holders of the Preferred Stock shall have the right to specifically enforce the corporation's obligations under this Section 3.

        4. Conversion. The holders of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred shall have conversion rights as follows ("Conversion Rights"):

               (a) Right to Convert. Each share of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the corporation or any transfer agent for the Series A Preferred, into such number of fully paid and nonassessable shares of Common Stock, as is determined by dividing $.75 by the Conversion Price for the Series A Preferred determined as hereinafter provided in effect at the time of conversion, by dividing $1.30 by the Conversion Price for the Series B Preferred determined as hereinafter


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provided in effect of the time of conversion, by dividing $1.34 by the
Conversion Price for the Series C Preferred determined as hereinafter provided in effect at the time of conversion, by dividing $1.72 by the Conversion Price for the Series D Preferred determined as hereinafter provided in effect at the time of conversion, and by dividing $3.28 by the Conversion Price for the Series E Preferred determined as hereinafter provided in effect at the time of conversion, respectively. The initial Conversion Price shall be $.75 per share for Series A Preferred, $1.30 for Series B Preferred, $1.34 for Series C Preferred, $1.72 for Series D Preferred and $3.28 for Series E Preferred. The Conversion Price shall be subject to adjustment as hereinafter provided. In the event of a notice of redemption of any shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred pursuant to Section 3 hereof, the Conversion Rights shall terminate as to the shares designated for redemption at the close of business on the last business day preceding the date of redemption, unless the corporation has failed in any way to comply with its obligations under Section 3, in which case the notice of redemption shall be deemed to have been revoked and the corporation shall be required to give a new notice of redemption.

               (b) Mechanics of Conversion. Before any holder of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor (or comply with applicable lost certificate provisions) at the office of the corporation or of any transfer agent for the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred and shall give written notice to the corporation at such office that he elects to convert the same. The corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid and, if less than all the shares of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred represented by such certificate are converted, a certificate representing the shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred not converted. In the event of any conversion at the election of a holder of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred, such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

               (c) Adjustments to Conversion Price for Diluting Issues.

                      (A) Special Definitions. For purposes of Section 3 and
Section 4(c), the following definitions shall apply:

                             (i) "Options" shall mean rights, options, or
warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                             (ii) "Original Issue Date" shall mean the date the
first share of Series E Preferred is issued.


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                             (iii) "Convertible Securities" shall mean any
securities convertible into or exchangeable for Common Stock, including any evidences of indebtedness, any capital stock of the corporation or other securities convertible into or exchangeable for Common Stock, but shall exclude the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred authorized herein;

                             (iv) "Additional Shares of Common Stock" shall mean
all shares of Common Stock issued (or, pursuant to Section 4(c)(C), deemed to be issued) by the corporation after the Original Issue Date, other than shares of Common Stock issued or issuable at any time:

                                    (1) upon conversion of shares of Series A
Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred;

                                    (2) in an aggregate amount of up to
1,199,701 shares of Common Stock from and after the Original Issue Date of the Series E Preferred (and/or Options to purchase such Common Stock outstanding on or issued from and after the Original Issue Date) to officers, directors, employees and consultants of the corporation, together with such additional shares of Common Stock (and/or Options therefor) as may be approved for issuance to such persons by action of the Board of Directors of the corporation provided that the Director designated by the holders of Series C Preferred and the Director designated by the holders of Series E Preferred vote to approve such issuance; provided that any Option issued under this clause (2) to the extent that it expires without being exercised will be treated as never having been issued for purposes of this clause (2) (the number set forth in this clause (2) to be subject to proportionate adjustment in the case of recapitalizations, stock splits, stock dividends or combinations of shares);

                                    (3) as a dividend or distribution on the
Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred;

                                    (4) shares of Common Stock or Preferred
Stock or options or warrants exercisable for Common Stock or Preferred Stock issued to banks, savings and loan associations, equipment lessors or other similar entities in connection with such entities providing debt or equipment lease financing to the corporation; or

                                    (5) any issuance of securities approved in
writing by the holders of at least 83% of the outstanding shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred, voting together as a single class.

                      (B) No Adjustment of Conversion Price. Except in the case of a combination of outstanding shares of Common Stock (for which the Conversion Price for Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and/or Series E Preferred shall be adjusted pursuant to Section 4(c)(D)), no adjustment in the Conversion Price of a particular class of stock shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued pursuant to the provisions of Section 4(c)(C) by the corporation is less than the Conversion Price in effect for such class of stock immediately prior to such issuance.

                      (C) Deemed Issue of Additional Shares of Common Stock. In the event the corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities, then the maximum number of shares of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue, provided that if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any change in the minimum amount of consideration payable to the corporation, or change in the maximum number of shares of Common Stock issuable, upon the exercise, conversion, or exchange thereof other than changes which may occur as a result of antidilution provisions (for which the Conversion Price shall be readjusted based on the provisions of this Section when each such change is effective), the consideration per share (determined pursuant to
Section 4(c)(E) hereof) for Common Stock issuable pursuant to such Options or Convertible Securities shall be the minimum consideration per share provided for therein, taking into consideration all subsequent changes in the minimum amount of consideration payable to the corporation and/or in the maximum number of shares of Common Stock issuable upon the exercise, conversion, or exchange; and provided further that Additional Shares of Common Stock shall not be deemed to have been issued with respect to Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred unless the consideration per share of such Additional Shares of Common Stock would be less than the Conversion Price in effect immediately prior to such issue.

                             (i) no further adjustment in the Conversion Price
shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                             (ii) upon the expiration of any such Options or any
rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof, and any subsequent adjustments based thereon, shall, upon such expiration, as the case may be, be recomputed (provided that recomputation shall not affect any Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred converted or tendered for conversion prior to such exercise or expiration) as if:

                                    (1) in the case of Convertible Securities or
Options for Common Stock, the only Additional Shares of Common Stock issued were shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the corporation for the issue of all such Options which were actually exercised, plus the consideration actually received by the corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the corporation upon such conversion or exchange, and

                                    (2) in the case of Options for Convertible
Securities, only the Convertible Securities or Common Stock into which such Convertible Securities may be converted, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the corporation for the issue of all such Options which were actually exercised, plus the consideration deemed to have been received by the corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                             (iii) no readjustment pursuant to clause (ii) above
shall have the effect of increasing a Conversion Price to an amount which exceeds such Conversion Price in effect immediately prior to the original adjustment. If Additional Shares of Common Stock were issued between the original adjustment date and the readjustment date (other than Common Stock issued upon exercise of the Options or conversion of the Convertible Securities that are the subject of the readjustment) the Conversion Price on the readjustment date shall be recomputed (but only if a lower Conversion Price results therefrom) by treating the readjusted Conversion Price as the Conversion Price in effect on the original adjustment date and adjusting such Conversion Price for all issuances of Additional Shares of Common Stock (other than Common Stock issued upon exercise of the Options or conversion or exchange of the Convertible Securities that are the subject of the readjustment) occurring between the original adjustment date and the readjustment date.

                      (D) Adjustment of Conversion Price.

                             (i) For Stock Dividends, Subdivisions and
Combinations. In the event the corporation at any time or from time to time after the Original Issue Date shall declare or pay any dividend on the Common Stock payable in Common Stock, or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, the Conversion Price shall be proportionally decreased in the case of a stock dividend or subdivision and proportionately increased in the case of a combination of shares, effective in the case of such dividend, immediately after the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend, or in the case of a subdivision or combination, at the close of business immediately prior to the date upon which such corporate action becomes effective.

                             (ii) Upon Issuance of Additional Shares of Common
Stock. In the event the corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4(c)(C)) without consideration or for a consideration per share less than the Conversion Price for the affected series in effect on the date of and immediately prior to such issue, then and in each such event, the Conversion Price shall be reduced concurrently with such issue of shares to the price determined as follows: (a) the number of shares of Common Stock outstanding immediately prior to the issuance that results in the adjustment, (b) shall be multiplied by the Conversion Price in effect immediately prior to such issuance,
(c) the result of (b) shall be added to the actual consideration received for the Additional Shares of Common Stock, (d) the resulting total shall be divided by the sum of (i) the number of shares of Common Stock outstanding immediately prior to the issuance that results in the adjustment and (ii) the number of Additional Shares of Common Stock resulting in the adjustment; (e) if the quotient thus obtained is less than the Conversion Price theretofore in effect, such quotient shall be the adjusted Conversion Price until further adjusted as provided herein; provided that, for purposes of clauses (a) and (d)(i) above, all shares of Common Stock issuable upon conversion of the outstanding shares of Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred shall be treated as outstanding but the only shares of Common Stock issuable upon exercise, conversion or exchange of outstanding Convertible Securities that will be treated as outstanding are those issuable upon exercise or conversion of Convertible Securities without any consideration other than the surrender of the Convertible Security.

                      (E) Determination of Consideration. For purposes of this
Section 4(c), the consideration received by the corporation for the issuance of any Additional Shares of Common Stock shall be computed as follows:

                             (i) Cash and Property. Such consideration shall:

                                    (1) insofar as it consists of cash, be
computed at the aggregate amount of cash received by the corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                                    (2) insofar as it consists of property other
than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors of the corporation, including at least one of the Directors designated by the Series C Preferred or Series E Preferred, respectively; and

                                    (3) in the event Additional Shares of Common
Stock are issued together with other shares of securities or other assets of the corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as determined in good faith by the Board of Directors of the corporation, including at least one of the Directors designated by the Series C Preferred or Series E Preferred, respectively.

                             (ii) Other Options and Convertible Securities. For
the purpose of computing the initial adjustment of the Conversion Price pursuant to Section 4(c)(C) (but not for the readjustment pursuant to subsection (ii) of that Section or upon any adjustment based on antidilution provisions), the consideration per share received by the corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 4(c)(C) shall be determined by dividing:

                                    (1) the total amount, if any, received or
receivable by the corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instrument relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                                    (2) the maximum number of shares of Common
Stock (as set forth in the instrument relating thereto, without regard to any provision contained therein designed to protect against dilution) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities (without taking effect of any change in the conversion ratio caused by such issuance).

                             (iii) Adjustments for Other Dividends and
Distributions. In the event the corporation at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in capital stock of the corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the corporation which they would have received had their Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred been converted into Common Stock on the record date of such event and had they thereafter, during the period from the record date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 4 with respect to the rights of the holders of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred, respectively.

               (d) No Impairment. The corporation will not, by amendment of its Fifth Amended and Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred against impairment.

               (e) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this Section 4, the corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and/or Series E Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The corporation shall, upon the written request at any time of any holder of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred , furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred.

               (f) Reservation of Stock Issuable Upon Conversion. The corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and/or Series E Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect a conversion of all outstanding shares of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred and of any shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred issuable upon exercise or conversion of outstanding options, warrants or convertible securities, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred and of the shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred issuable upon exercise of outstanding Options, the corporation shall promptly use its best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

               (g) Payment of Taxes. The corporation shall pay all issue taxes and other governmental charges (other than income or other taxes imposed upon profits realized by the recipient) that may be imposed in respect of the issue or delivery of shares of Common Stock or other securities or property upon conversion of shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred; provided, however, that the corporation shall not be obligated to pay any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock or other securities in any name other than that in which the shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and/or Series E Preferred were registered.

               (h) No Reissue. Any shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred that are converted by the holder shall not be reissued and the certificates representing such shares shall be appropriately canceled on the books of the corporation and the authorized number of the shares of the series of Preferred Stock converted shall be automatically reduced by the number of shares of such series converted.

               (i) Reclassification; Recapitalization. In the event of any reclassification of the Common Stock or recapitalization involving Common Stock (other than a change in par value or as a result of a stock dividend, subdivision, or combination of shares or any event which is treated as a liquidation under Section 2), each holder of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred shall thereafter be entitled to receive and provisions shall be made therefor, in an agreement relating to the reclassification or recapitalization, upon conversion of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred , the kind and number of shares of Common Stock or other securities or property (including cash) of the corporation, to which such holder of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred would have been entitled if he had held the number of shares of Common Stock of the corporation into which the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred was convertible immediately prior to such reclassification or recapitalization; and in any such case appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred, to the end that the provisions set forth herein (including the specific changes and other adjustments to the Conversion Price), shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares, other securities, or property thereafter receivable upon conversion of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred.

               (j) Notices of Record Date. In the event that this corporation shall propose at any time:

                      (A) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

                      (B) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

                      (C) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

                      (D) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up;

then, in connection with each event, this corporation shall send to the holders of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred.

                             (i) at least twenty (20) days' prior written notice
of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (C) and (D) above;

                             (ii) in the case of the matters referred to in (C)
and (D) above, at least twenty (20) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event or such earlier date, if any, on which a record shall be taken of the holders of Common Stock who shall be entitled to exchange their Common Stock).

               (k) Manner of Notice. Any notice required by this Section 4 shall be deemed given if given by certified mail, postage prepaid, return receipt requested, addressed to the holders of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred at the address for each such holder as shown on the books of this corporation and shall not be deemed received until actually delivered.

               (l) Fractional Shares. No fractional share shall be issued upon the conversion of any share or shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the corporation shall, in lieu of issuing any fractional share, if funds are legally available therefor, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors of the corporation).

               (m) Automatic Conversion. Each share of Series A Preferred, Series B Preferred. Series C Preferred, Series D Preferred and Series E Preferred shall automatically be converted into shares of Common Stock at the then applicable Conversion Price immediately prior to the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of this corporation to the public at a price per share (prior to the deduction of underwriting commissions and expenses) of not less than $5.576 (subject to proportionate adjustment in the case of recapitalizations, stock splits, stock dividends, combinations of shares and the like) and resulting in the receipt of aggregate gross sales proceeds of at least $20,000,000. In the event of such offering, the person(s) entitled to receive the Common Stock issuable upon such conversion of Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the effectiveness of such registration statement, except that any such person may specify an earlier time for conversion in accordance with Sections 4(a) and 4(b).

               (n) Election to Require Conversion. The holders of at least 83% of the outstanding shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred voting together as a single class may, by written notice to the corporation, elect to have all outstanding shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and/or Series E Preferred, respectively, converted into Common Stock as of the date specified in the notice or as of the date of the notice if no date is specified. Upon the delivery of such notice signed by the requisite number of holders, all outstanding shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and/or Series E Preferred shall automatically be converted into shares of Common Stock at the Conversion Price in effect on the effective date of such conversion.

               (o) Special Mandatory Conversion.

                      (A) If there is a Dilutive Financing (as defined below) as to the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred, any holder of shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred who does not purchase at least such holder's Pro Rata Amount (as defined below), will have the Diluted Portion (as defined below) of the shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred owned by such holder, automatically and without further action on the part of the corporation or such holder, converted into a New Series (as defined below) (and the authorized number of shares of the series of Preferred Stock converted shall be automatically reduced accordingly), subject to and effective concurrently with the consummation of the Dilutive Financing ("Special Mandatory

Conversion"); provided, however, that this Section 4(o) shall not apply to the Series E Preferred unless the Dilutive Financing is made at a price per share that is less than the then-applicable Conversion Price of the Series D Preferred. Upon any conversion pursuant to this Section 4(o), the shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred so converted shall be canceled and not subject to reissuance. As used herein, the following terms shall have the following meanings:

                             (i) "Dilutive Financing" means an equity financing
of the corporation which satisfies all of the following: (i) the financing would result in a reduction of the Conversion Price for the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E. Preferred (as then in effect), (ii) the corporation and the holders of at least 67% of the outstanding shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred taken together as a single class have agreed to the dollar amount of securities ("Investment Amount") to be offered to all holders of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred in such Dilutive Financing, and (iii) each holder of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred has been given at least 10 days' prior written notice which sets forth the holder's Pro Rata Amount, offers to such holder an opportunity to purchase such holder's Pro Rata Amount of the equity securities to be sold by the corporation in such Dilutive Financing (such offer will not be deemed to have been made by the corporation to a holder if such holder accepts the offer in whole or in part and the corporation does not sell the offered securities to such holder for any reason whatsoever other than as a result of a default by such holder) and includes forms of all agreements that will be entered into in connection with such sale. Notwithstanding the first sentence of this subsection (o)(A)(i), in the event of a financing which would result in a reduction of the Conversion Price for the Series B Preferred but not the Series A Preferred, such financing will be deemed a "Dilutive Financing" with respect to the Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred only if the corporation and holders of 67% of the outstanding shares of Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred, voting together as a single class, agree to the Investment Amount to be offered to all holders of Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred in such financing and
(iii) of the previous sentence has been satisfied. In addition, notwithstanding the first sentence of this subsection (o)(A)(i), in the event of a financing which would result in a reduction of the Conversion Price for the Series C Preferred but not the Series B Preferred, such financing will be deemed a "Dilutive Financing" with respect to the Series C Preferred, Series D Preferred and Series E Preferred only if the Corporation and holders of 67% of the outstanding shares of Series C Preferred, Series D Preferred and Series E Preferred, voting together as a single class, agree to the Investment Amount to be offered to all holders of Series C Preferred, Series D Preferred and Series E Preferred in such financing and (iii) of the first sentence in this subsection
(o)(A)(i) has been satisfied. In addition, notwithstanding the first sentence of this subsection (o)(A)(i), in the event of a financing which would result in a reduction of the Conversion Price for the Series D Preferred but not the Series C Preferred, such financing will be deemed a "Dilutive Financing" with respect to the Series D Preferred and the Series E Preferred only if the Corporation and holders of 67% of the outstanding shares of Series D Preferred and Series E Preferred, voting together as a single class, agree to the Investment Amount to be offered to all holders of Series D Preferred and Series E Preferred in such financing and (iii) of the first sentence in this subsection (o)(A)(i) has been satisfied.

                             (ii) "Pro Rata Amount" means a holder's share of
the Investment Amount determined by multiplying the Investment Amount by the number of shares of Common Stock into which such holder's shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred held by such holder are convertible at the time of such offer and dividing the result by the total number of shares of Common Stock into which the total number of outstanding shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred, are convertible at the time of such offer, respectively.

                             (iii) "Diluted Portion" means the number of shares
of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred held by a holder determined by multiplying the total number of shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred held by such holder by the percentage of such holder's Pro Rata Amount that such holder did not purchase in the Dilutive Financing. Notwithstanding the foregoing, no shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, for which the financing is not a Dilutive Financing shall be included in the calculation of the Dilution Portion.

                      (B) Although a Special Mandatory Conversion will occur upon consummation of a Dilutive Financing without any action on the part of the holder, each holder of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred converted pursuant to this
Section 4(o) agrees to promptly deliver to the corporation during regular business hours at the office of the corporation, the certificate or certificates for the shares so converted, duly endorsed or assigned in blank or to the corporation. The corporation will then promptly issue and deliver to such holder, at the place designated by such holder, a certificate or certificates for the full number of shares of the New Series to which such holder is entitled.

                      (C) Prior to each Special Mandatory Conversion under this subsection (o), the corporation shall create a new series of preferred stock (each such series being a "New Series") having powers, preferences, rights, qualifications, limitations and restrictions which are identical to the powers, preferences, rights, qualifications, limitations and restrictions of the shares of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and/or Series E Preferred being converted upon such Special Mandatory Conversion, except that the initial Conversion Price of such New Series will be the Conversion Price for the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and/or Series E Preferred in effect immediately prior to the Dilutive Financing which results in such Special Mandatory Conversion, and such Conversion Price shall not be subject to future adjustment under Section 4(c)(D)(ii) above (Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock), but shall be subject to all other adjustments of the Conversion Price set forth in Section 4. The corporation and the holders of stock of the corporation that is issued after this provision is inserted in the Company's Certificate of Incorporation, by the acceptance of such stock, each agrees to take all action within its control (including, but not limited to, voting all securities held by it) necessary to amend the corporation's Fifth Amended and Restated Certificate of Incorporation to create any New Series when and as required hereunder and to effect any Special Mandatory Conversions.

                      (D) Notwithstanding anything to the contrary herein, if there is a Dilutive Financing that would result in a reduction of the Conversion Price of the Series B Preferred but not the Series A Preferred, the Special Mandatory Conversion shall take place only with respect to the appropriate Diluted Portion of the shares of Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred as set forth above. In addition, notwithstanding anything to the contrary herein, if there is a Dilutive Financing that would result in a reduction of the Conversion Price of the Series C Preferred but not the Series B Preferred, the Special Mandatory Conversion shall take place only with respect to the appropriate Diluted Portion of the shares of Series C Preferred, Series D Preferred and Series E Preferred as set forth above. In addition, notwithstanding anything to the contrary herein, if there is a Dilutive Financing that would result in a reduction of the Conversion Price of the Series D Preferred but not the Series C Preferred, the Special Mandatory Conversion shall take place only with respect to the appropriate Diluted Portion of the shares of Series D Preferred and Series E Preferred as set forth above. In addition, notwithstanding anything to the contrary herein, if there is a Dilutive Financing that would result in a reduction of the Conversion Price of the Series E Preferred but not the Series D Preferred, the Special Mandatory Conversion shall not take place.

        5. Voting Rights. Except as otherwise required by law, the holders of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and the holders of Common Stock shall be entitled to notice of any shareholders' meeting and to vote together as one class upon any matter submitted to the shareholders for a vote on the following basis:

               (a) Common Stock Vote. Each share of Common Stock issued and outstanding shall have one vote.

               (b) Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred Vote. Each holder of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred shall have a number of votes equal to the number of shares of Common Stock into which the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred, respectively, held by such holder is then convertible, as adjusted from time to time under Section 4 hereof.

               (c) Quorum. For matters to be voted on by the Preferred Stock and Common Stock together as one class, a quorum shall consist of a majority of the votes attributable to the Common Stock and Preferred Stock as set forth in Sections 5(a)(i) and 5(a)(ii).

        6. Covenants.

               (a) In addition to any other rights provided by law or agreement and notwithstanding any other provision in the corporation's Fifth Amended and Restated Certificate of Incorporation, so long as any Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred shall be outstanding, this corporation shall not, without first obtaining the affirmative vote or written consent of the holders of at least 83% of the outstanding shares of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred voting together as a single class on an as-converted basis:

                      (i) amend or repeal any provision of, or add any provision to, this corporation's Fifth Amended and Restated Certificate of Incorporation (including, but not limited to, the designation of any series of Preferred Stock by a Certificate of Designation) or Bylaws if such action would change the powers, preferences, and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred, or increase the number of shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred authorized hereby;

                      (ii) authorize, designate (including, but not limited to, the designation of any series of Preferred Stock by a Certificate of Designation) or issue shares of any class or series of stock having any preference or priority as to voting powers, dividends, conversion or assets superior to or on a parity with any such preference or priority of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred, issue any shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred or authorize, designate (including, but not limited to, the designation of any series of Preferred Stock by a Certificate of Designation) or issue shares of stock of any class or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having options or other rights to purchase, any shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred or other stock of this corporation having any preference or priority as to voting powers, dividends, conversion or assets superior to or on a parity with any such preference or priority of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred;

                      (iii) reclassify any class or series of stock into, or exchange any class or series of stock for, shares having any preference or priority as to voting powers, dividends or assets superior to or on a parity with any such preference or priority of any series of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred;

                      (iv) reclassify or cancel shares of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred;

                      (v) redeem, repurchase, pay dividends or make other distributions with respect to Junior Stock (except for acquisitions of Common Stock by the Corporation pursuant to agreements which permit the Corporation to repurchase such shares upon termination of services to the Corporation or in exercise of the Corporation's right of first refusal upon a proposed transfer);

                      (vi) increase or decrease the authorized number of members of the Corporation's Board of Directors;

                      (vii) increase the number of authorized shares of Preferred Stock; or

                      (viii) amend or repeal any provision of this Section 6.

               (b) In addition to any other rights provided by law or agreement and notwithstanding any other provision in the corporation's Fifth Amended and Restated Certificate of Incorporation, so long as any Series A Preferred, Series B Preferred, Series C Preferred, Series

D Preferred or Series E Preferred shall be outstanding, this corporation shall not, without first obtaining the affirmative vote or written consent of the holders of at least 67% of the outstanding shares of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred voting together as a single class on an as-converted basis:

                      (i) merge into, or consolidate with, any corporation or other entity or sell or lease (as lessor) more than five percent of the corporation's total consolidated assets in any twelve-month period (other than mortgages, deeds of trust, pledges or other hypothecations of real or personal property approved by the corporation's board of directors and other than sales or other dispositions of inventory in the normal course of business), or liquidate, dissolve or recapitalize or reorganize in any form of transaction.

               (c) Notwithstanding the provisions of Section 6(a), so long as any Series A Preferred remains outstanding, this corporation shall not, without first obtaining the affirmative vote or written consent of the holders of at least a majority of the outstanding shares of the Series A Preferred:

                      (i) increase or decrease (other than by redemption or conversion) the authorized number of shares of Series A Preferred; or

                      (ii) take any action that would alter or change the rights, preferences or privileges of the Series A Preferred.

               (d) Notwithstanding the provisions of Section 6(a), so long as any Series B Preferred remains outstanding, this corporation shall not, without first obtaining the affirmative vote or written consent of the holders of at least a majority of the outstanding shares of the Series B Preferred:

                      (i) increase or decrease (other than by redemption or conversion) the authorized number of shares of Series B Preferred; or

                      (ii) take any action that would alter or change the rights, preferences or privileges of the Series B Preferred.

               (e) Notwithstanding the provisions of Section 6(a), so long as any Series C Preferred remains outstanding, this corporation shall not, without first obtaining the affirmative vote or written consent of the holders of at least a majority of the outstanding shares of the Series C Preferred:

                      (i) increase or decrease (other than by redemption or conversion) the authorized number of shares of Series C Preferred; or

                      (ii) take any action that would alter or change the rights, preferences or privileges of the Series C Preferred.

               (f) Notwithstanding the provisions of Section 6(a), so long as any Series D Preferred remains outstanding, this corporation shall not, without first obtaining the affirmative vote or written consent of the holders of at least a majority of the outstanding shares of the Series D Preferred:

                      (i) increase or decrease (other than by redemption or conversion) the authorized number of shares of Series D Preferred; or

                      (ii) take any action that would alter or change the rights, preferences or privileges of the Series D Preferred.

               (g) Notwithstanding the provisions of Section 6(a), so long as any Series E Preferred remains outstanding, this corporation shall not, without first obtaining the affirmative vote or written consent of the holders of at least a majority of the outstanding shares of the Series E Preferred:

                      (i) increase or decrease (other than by redemption or conversion) the authorized number of shares of Series E Preferred; or

                      (ii) take any action that would alter or change the rights, preferences or privileges of the Series E Preferred.

Notwithstanding the provisions of Sections 6(a) and 6(b) (but subject to the provisions of Sections 6(c) through 6(g)), any performance required by the corporation under the corporation's Fifth Amended and Restated Certificate of Incorporation may be waived with the affirmative vote or written consent of the holders of at least 83% of the outstanding shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred voting together as a class on an as-converted basis.

        7. Election of Board of Directors. The number of members of the Corporation's Board of Directors shall be seven (7). The holders of Series C Preferred Stock, voting as a separate class, shall be entitled to elect one (1) member of the Corporation's Board of Directors at each meeting or pursuant to each consent of the Corporation's stockholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director. The holders of Series E Preferred Stock, voting as a separate class, shall be entitled to elect one (1) member of the Corporation's Board of Directors at each meeting or pursuant to each consent of the Corporation's stockholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director. The holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Common Stock, voting together as a class, shall be entitled to elect all remaining members of the Corporation's Board of Directors at each meeting or pursuant to each consent of the Corporation's stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation death or removal of such directors.

               FIFTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Fifth Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such sets and things as may be exercised or done by the Corporation. Election of directors need not be by written ballot, unless the Bylaws so provide.

               SIXTH: The Board of Directors is authorized to make, adopt, amend, alter or repeal the Bylaws of the Corporation. The Stockholders shall also have power to make, adopt, amend, alter or repeal the Bylaws of the Corporation.

               SEVENTH: To the fullest extent permitted by the Delaware General Corporation Law, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of the foregoing provisions of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.


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

        IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Fifth Amended and Restated Certificate of Incorporation to be signed by its President and attested by its Secretary this 17th day of September, 1999.

                                           VIRAGE, INC.


                                           By: /s/ Paul Lego
                                              ----------------------------------
                                               Paul Lego, President

ATTEST:


/s/ Frank Pao
------------------------------------
Frank Pao, Secretary